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2:     	STOCK PLEDGE AGREEMENT
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5: THIS STOCK PLEDGE AGREEMENT, dated as of November 16, 2007, by and among RICHARD D. ROCKWELL, having an address at 27 Glasgow Terrace,
Mahwah, New Jersey 07430 (the "Pledgor"), IRVIN F. WITCOSKY, having an address at Sea Ranch Lake North, 5200 North Ocean Boulevard, Apartment
1603, Lauderdale by the Sea, Florida 33308 ("Witcosky") THE WITCOSKY CHARITABLE REMAINDER UNITRUST, having an address c/o Craig Gordon,
Trustee, 500 Bedford Avenue, Bellmore, NY 11710 (the "Trust," and,
together with Witcosky, collectively, the "Pledgee"), and MORGENTHAU & GREENES, LLP, having a principal place of business at 575 Lexington
Avenue, 31st Floor, New York, New York 10022 (the "Escrow Agent").
6:     	W I T N E S S E T H :
7: WHEREAS, pursuant to a Stock Purchase Agreement dated as of
November 5, 2007 between Pledgor and Witcosky, Witcosky sold to
Pledgor, and Pledgor purchased from Witcosky, 1,011,800 restricted shares of common stock of Henry Brothers Electronics, Inc. (the
"Witcosky Shares") for a purchase price of $2,782,450.00; and
8: WHEREAS, pursuant to a Stock Purchase Agreement dated as of
November 5, 2007 between Pledgor and Trust, the Trust sold to Pledgor, and Pledgor purchased from Trust, 250,000 restricted shares of common stock of Henry Brothers Electronics, Inc. (the "Trust Shares") for a
purchase price of $687,500.00; and
9: WHEREAS, in payment of a portion of the purchase price for the
Witcosky Shares, Pledgor made and delivered to Witcosky that certain non-negotiable promissory note (the "Witcosky Note") dated the date hereof in the original principal amount of $1,047,475.00 (all debts, obligations and liabilities under the Witcosky Note, collectively referred to herein as the "Witcosky Obligations"); and
10: WHEREAS, in payment of the purchase price for the Trust Shares,
Pledgor made and delivered to the Trust that certain non-negotiable promissory note (the "Trust Note") dated the date hereof in the principal amount of $687,500.00 (all debts, obligations and
liabilities under the Trust Note, collectively referred to herein as the "Trust Obligations"); and
11: WHEREAS, as used herein, "Notes" means the Trust Note and the
Witcosky Note, collectively; "Shares" means the Trust Shares and the
Witcosky Shares, collectively; "Stock Purchase Agreements" means the
Stock Purchase Agreement between Pledgor and the Trust and the Stock
Purchase Agreement between Pledgor and Witcosky, collectively; and "Obligations" means the Trust Obligations and the Witcosky
Obligations, collectively; and
12: WHEREAS, Pledgee is willing to consummate the sale of Shares contemplated by the Stock Purchase Agreements and accept the Notes in payment of a portion of the purchase price for the Shares, if and only if, the Pledgor pledges the Shares as security for the payment and performance of the Obligations.
13: NOW, THEREFORE, in consideration of the premises and the agreements set forth herein and in order to induce Pledgee to consummate the sale of the Shares contemplated by the Stock Purchase Agreements and to accept the Notes, the Pledgor hereby agrees with
Pledgee as follows:
14: 1. Security Interest. The Pledgor hereby grants to the Pledgee collectively a security interest in and to the Shares to secure the payment of the Obligations to the Pledgee pursuant to the Notes.  To perfect such security interest, certificates representing the Shares accompanied by separate stock powers duly executed in blank by the
Pledgor, are being delivered to Escrow Agent herewith.  All of the
Shares shall constitute collateral security for the payment of the
Obligations to the Pledgee, and any new certificates representing the same shall be delivered, with stock powers signed in blank, to the
Escrow Agent.  Pledgor holds of record and owns beneficially the
Shares free and clear of any and all encumbrances, liens, security interests and third-party equities of any kind whatsoever.  The
Pledgor is not a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) that could require the Pledgor to sell, transfer or otherwise dispose of the Shares.  The
Pledgor is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.
15:                 2. Dividends and Voting Rights.
16: (a) During the term of this Agreement, and so long as there has occurred no Event of Default or Acceleration of Payment (as those terms are defined under the Note), the Pledgor shall have the sole and absolute right to vote the Shares and to receive any and all cash dividends with respect thereto.  Any stock dividends shall be delivered to the Escrow Agent, together with a stock power of Pledgor, and shall thereupon be deemed part of the Shares.
17: (b) Upon the occurrence of an Event of Default or Acceleration of
Payment affecting Witcosky, and while the same shall be continuing,
Witcosky shall have the sole and absolute right to vote the Witcosky
Shares and to receive any and all cash dividends thereon.
18: (c) Upon the occurrence of an Event of Default or Acceleration of
Payment affecting the Trust, and while the same shall be continuing, the Trust shall have the sole and absolute right to vote the Trust
Shares and to receive any and all cash dividends thereon.
19: (d) Subject to the provisions of Paragraph 8(a), upon the full timely payment of all Obligations by the Pledgor, as evidenced and certified by a written notice prepared and signed by the Pledgor and delivered to the Escrow Agent and Pledgee, the Escrow Agent shall deliver the certificates evidencing the Shares and the stock powers (collectively, the "Escrow Items") to Pledgor as provided herein.
20: 3. Further Assurances.  The Pledgor, forthwith upon request of the
Pledgee and in confirmation of the security interest created hereunder, shall execute such other documents and instruments as the
Pledgee may reasonably request from time to time, in form and substance reasonably satisfactory to the Pledgee in order to perfect the security interest created hereunder and to carry into effect the provisions and intent of this Agreement. Pledgor shall keep the
Shares free and clear of all liens, encumbrances, attachments, pledges and charges, except in favor of Pledgee.
21: 4. Rights Upon Default.  In addition to Pledgee's rights referenced in Paragraph 2(b) above, in the event of an Event of
Default or an Acceleration of Payment under the Notes, then or at any time thereafter, while such condition shall continue, the Pledgee may declare all outstanding Obligations to be due and payable regardless of their terms, and the Pledgee shall have, in addition to any other rights and remedies contained in this Agreement and in the Notes, any other agreements, guarantees, notes, instruments and documents heretofore, now, or at any time or times hereafter executed by the
Pledgor and delivered to the Pledgee, all of the rights and remedies of a secured party under law including, without limitation, all the rights and remedies of a secured party under the Uniform Commercial
Code in force in the State of New York, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law.
22: 5. Transfer of Shares in Event of Default or Acceleration of
Payment.
23: (a) Without limiting any other rights of Pledgee, upon any Event of Default or Acceleration of Payment under the Notes, either Pledgee may provide written notice to the Escrow Agent that an event of default (a "Default Event") has occurred, the nature of the Default
Event, and directing the Escrow Agent to distribute the Shares to the
Pledgee ("Default Notice").  Promptly upon receipt by the Escrow Agent of the Default Notice from the Pledgee, the Escrow Agent shall send to
Pledgor a copy of the Default Notice.  If the Escrow Agent does not receive a written Notice of Objection (as defined in Paragraph 8(a)
hereof) from Pledgor disputing and objecting to the Default Notice within ten (10) days after the Escrow Agent forwards the Default
Notice to the Pledgor, then the Escrow Agent shall distribute the
Witcosky Shares to Witcosky and the Trust Shares to the Trust.  If the
Escrow Agent receives a Notice of Objection within such ten (10) day period, it shall not distribute the Shares until it shall have received a notice from both the Pledgee and Pledgor ("Resolution
Notice") or a final non-appealable order from a court of competent jurisdiction (an "Order") directing the Escrow Agent as to the distribution of the Shares.  The Escrow Agent may conclusively rely on any Resolution Notice.  All actions taken by the Escrow Agent pursuant to an Order shall be conclusively presumed to be taken in good faith.
24: (b) Following receipt of the Shares, Pledgee may sell the Shares or any part thereof in one or more parcels at public or private sale, at such price or prices and on such other terms as are commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Pledgor of the time and place of any public sale or at least twenty (20) days notice to the Pledgor of the time and place of any private sale shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Shares regardless of notice of sale having been given.  Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The proceeds of any collection or sale or disposition of the Shares shall be applied towards the Obligations in the following order:
25: (i) first, to the payment of all reasonable expenses and costs, including legal fees and disbursements, relating to the commencement and prosecution of an action with respect to the enforcement of the
Notes and the exercise of Pledgee's rights under this Agreement, including, without limitation, all reasonable expenses in connection with such sale or disposition of the Shares and the expenses of the
Escrow Agent;
26: (ii) second, to unpaid interest due upon each Note, in proportion to the amount of unpaid interest on each Note;
27: (iii) third, to unpaid principal due on each Note, in proportion to the amount of unpaid principal on each Note; and
28:     (iv) any remaining balance shall be paid to Pledgor.
29: (c) The Pledgor agrees that in any sale of any of the Shares hereunder Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is reasonably necessary in order to avoid any violation of applicable law, rule or regulation, or in order to obtain any required approval of the sale or of the purchasers by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercial reasonable manner, nor shall Pledgee be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Shares are sold in compliance with any such limitation or restriction.
30:                 6. Protection of Shares.
31: (a) Escrow Agent shall be under no duty to: (i) collect the Shares or any proceeds thereof or give any notice with respect thereto; (ii)
preserve the rights of the Pledgor with respect to the Shares against third parties; or (iii) seek payment from any particular source and, without limiting the generality of the foregoing, Escrow Agent shall not be obligated to take any action with respect to any conversion, call, redemption, retirement or other event relating to the Shares.
32: (b) Escrow Agent shall retain all of the Shares as collateral for any remaining Obligations and shall release them from escrow as required by the terms of this Agreement.
33: (c) Escrow Agent's sole responsibilities shall be (i) to hold physical custody of the Shares in the possession of Escrow Agent; (ii)
to act as provided herein upon the occurrence of an Event of Default or Acceleration of Payment under the Notes; (iii) to return the Shares to the Pledgor, as provided herein; and (iv) to provide notices as required by this Agreement.
34: 7. Remedies Not Exclusive.  The remedies granted to the Pledgee herein are not exclusive, but are cumulative to any and all other remedies available to it by reason of the Note and other documents executed in connection therewith.
35:                 8. Duties and Responsibilities of Escrow Agent.
36: (a) Escrow Agent shall give Pledgor and Pledgee ten (10) days prior written notice of its intent to release the Escrow Items pursuant to the terms of this Agreement.  However, Escrow Agent shall not release the Escrow Items to or for the benefit of a party (the "Non-Objecting Party") if, prior to the date that the Escrow Items are to be released, Escrow Agent receives a written objection (the "Notice of Objection") from a party hereto (the "Objecting Party") stating the reasonable grounds for the Objecting Party's objection and instructing
Escrow Agent not to release the Escrow Items from escrow.  In the event Escrow Agent receives a Notice of Objection, Escrow Agent shall send a copy of the same to the Non-Objecting Party, and thereafter in
Escrow Agent's sole discretion, shall take the actions specified in subparagraphs (b)or (c) below with respect to the Escrow Items.
37:                       (b) If Escrow Agent is uncertain as to its
obligations hereunder, it shall have the right but not the obligation to refrain from taking any action other than to continue to hold the
 Escrow Items in escrow until otherwise directed by a final
non-appealable judgment of a court of competent jurisdiction or by a written agreement by Pledgor and Pledgee.
38: (c) Escrow Agent shall not be obligated to, but may, institute legal proceedings of any kind, including but not limited to a legal proceeding or action in a court of competent jurisdiction to determine its obligations hereunder or to deposit the Escrow Items in court and be relieved of all further obligations hereunder.
39: (d) Escrow Agent, by signing this Agreement, acknowledges receipt of the Escrow Items and agrees to hold and dispose of the same in accordance with the terms hereof.  The duties and responsibilities of
Escrow Agent shall be limited to those expressly set forth in this
Agreement and it shall not be subject to, or obligated to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the written consent of Escrow Agent, this Agreement may be amended at any time or times by an instrument in writing signed by all the then parties in interest.
40: (e) Escrow Agent is authorized, in its sole discretion, to disregard any and all notices of instructions given by either of the undersigned or by any other person, firm or corporation, except only such notices or instructions as are herein provided for in this
Agreement and in any order or process of any court duly entered.  If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events Escrow
Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if Escrow
Agent complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion of such counsel.
The parties hereto, jointly and severally, shall reimburse the Escrow
Agent for any such legal fees incurred by the Escrow Agent.
41: (f) Except for gross negligence or willful misconduct, Escrow
Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment.  The Pledgor and the Pledgee shall, jointly and severally, indemnify and hold Escrow Agent harmless from and against any losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements, and including, without limitation, a reasonable charge for the Escrow Agent's time spent on matters connected with any litigation by or against the Escrow Agent) incurred by Escrow Agent as result of any acts taken or omitted by the Escrow Agent in good faith and in the exercise of its own best judgment, except those resulting from gross negligence or willful misconduct.  Escrow Agent also shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.
42: (g) Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for lack of endorsement thereon, or for any description therein, and it shall not be responsible for or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement.
43: (h) The parties recognize that Escrow Agent is counsel to the
Pledgor; it shall not by reason of serving as Escrow Agent be disqualified from acting as the Pledgor's counsel in any dispute between the parties.
44:                 9. Resignation or Removal of Escrow Agent.
45: (a) Escrow Agent may resign as such following the giving of thirty
(30) days prior written notice to the other parties hereto.
Similarly, Escrow Agent may be removed and replaced by the parties hereto following the giving of thirty (30) days prior written notice by the parties to Escrow Agent.  In either event, the duties of Escrow
Agent shall terminate thirty (30) days after the date of such notice
(or as of such earlier date as may be mutually agreeable); and Escrow
Agent shall then deliver the Escrow Items then in its possession to such successor Escrow Agent as shall be appointed by the parties hereto.
46: (b) If the parties shall have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, the resigning Escrow Agent may (but shall not be obligated to) request the American Arbitration Association to appoint a successor escrow agent, and any such resulting appointment shall be binding upon all of the parties hereto.
47: (c) Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Escrow Items, the resigning Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement as to such Items.
48: 10. Notices.  All notices or communication required or permitted to be given hereunder shall be sent to the address listed for such party on the first page of this Agreement, unless such address is changed pursuant to the provisions of this Paragraph.  All notices shall be in writing and may be (i) served personally on the other party; or (ii) sent by express, registered or certified first class mail, postage prepaid, return receipt requested; or (iii) sent by reputable overnight courier service. All such notices and other communications shall be deemed to have been duly given or made (i)
when delivered by hand, (ii) three (3) business days after being mailed, postage prepaid, by registered mail or certified mail, return receipt requested, , or (iii) the next business day after being placed in overnight courier or mail service.
49: 11. Remedies Not Waived.  No delay in exercising and no single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.  No delay or omission on the part of the Pledgee or Escrow
Agent in exercising any right hereunder shall operate as a waiver of such right or any other rights hereunder.  No notice to or demand on the Pledgor shall be deemed to be a waiver of any of the Obligations of the Pledgor or of the right of the Pledgee to take other or further action without notice or demand as provided herein. No modification, rescission, waiver, release or amendment of any provision of this
Agreement shall be made except by a written agreement executed by the parties hereto.
50: 12. Waiver of Notice.  The Pledgor waives presentment, notice, protest, notice of extensions granted, notices of collateral received or delivered or any other action taken in reliance hereon, all demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of the Obligations or other evidence of indebtedness for which the Escrow Items are pledged and all other demands and notices of any description, and assents to any extension or postponements of the time of payment or any other indulgence to, any substitution, or exchange or release of, collateral and to the addition or release of any party or person primarily or secondarily liable hereunder, except as otherwise provided herein.
51: 13. Expenses.  Except as otherwise provided herein, the
out-of-pocket disbursements of Escrow Agent shall be paid equally by
Pledgor and the Pledgee.
52: 14. Entire Agreement; Successors and Assigns.  This Agreement, the
Stock Purchase Agreement and the Note constitute the entire agreement among the Pledgor, Pledgee and Escrow Agent pertaining to the subject matter hereof, and they supersede any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof.  This Agreement may not be modified except in writing signed by all parties hereto.  This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.
53: 15. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed therein.
54: 16. Consent to Jurisdiction.  Each of the parties hereby irrevocably consents and submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York State in connection with any action, proceeding or claim arising out of or relating to this Agreement.  Each of the parties further agrees that service of any process in any such proceeding may be effected by the same methods specified for notice in Paragraph 10 above at the addresses specified in such Paragraph.  Each of the parties hereby irrevocably waives and hereby acknowledges that he, or it, as the case may be, is estopped from raising the claims or defenses of lack of personal jurisdiction, improper value or inconvenient forum to the maintenance of any such action.
55:
56: IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.
57:
58:
59:				 /Richard D. Rockwell/ ___________________
60:                             RICHARD D. ROCKWELL, Pledgor
61:
62:                             /Irvin F. Witcosky/   ________________________
63:                             IRVIN F. WITCOSKY, Pledgee
64:
65: WITCOSKY CHARITABLE REMAINDER UNITRUST, Pledgee
66:
67:                                By:_/Craig Gordon/ ________________________
68:                                Craig Gordon, Trustee
69:
70:                                         MORGENTHAU & GREENES, LLP,
71:                                     Escrow Agent
72:
73:                            By:_/Joel L. Morgenthau/. ___________________
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80: F:\Rockwell, Richard\Henry Bros Electronics\Stock Pledge clean
10-31.doc 81: